Exhibit 99

         Artesyn Reports 2003 Fourth Quarter Profit And EPS of $0.03

    -- Revenue Climbs 19% from 2002 Fourth Quarter
    -- Earnings Exceed First Call Estimates

    BOCA RATON, Fla., Jan. 27 /PRNewswire-FirstCall/ -- Artesyn Technologies, Inc. (Nasdaq: ATSN), a world leader in providing advanced power conversion solutions and real-time subsystems to the communications industry, today reported financial results for the fourth quarter and year ended December 26, 2003.
    Sales reported for the fourth quarter of 2003 were $99.3 million compared to $83.4 million for the same quarter last year. Net income for the fourth quarter was $1.2 million, or earnings per share of $0.03, compared to a net loss of $35.6 million, or $(0.93) per share for the fourth quarter a year ago. Restructuring charges incurred in the fourth quarter of 2003 were $0.5 million ($0.01 per share), net of tax benefits, compared to restructuring and other charges of $29.9 million ($0.78 per share), net of tax benefits, for the same period last year. The fourth quarter 2003 restructuring charges included asset transfer and personnel related costs associated with previously announced cost reduction initiatives.
    Artesyn reported sales for the fifty-two weeks ended December 26, 2003 of $356.9 million compared to $350.8 million during the same period in 2002. The net loss incurred during 2003 was $15.6 million, or $(0.40) per share compared to a net loss of $108.8 million, or $(2.84) per share for fiscal year 2002. Restructuring and other charges, net of tax benefits, incurred during 2003 were $8.2 million ($0.21 per share), compared to $85.2 million ($2.23 per share) in the prior year.
    Total orders received during the fourth quarter of 2003 were $107.0 million, yielding a book-to-bill ratio of 1.08. The year ended with backlog of $86.7 million with approximately 91% shippable during the first quarter.
    Commenting on the quarter, Artesyn's Chief Executive Officer and President, Joseph O'Donnell acknowledged, "We are pleased to announce that for the first quarter since 2001, Artesyn reported a profit and exceeded the First Call mean for revenue growth and profitability. Revenue gains were a result of increased customer demand across our markets. Gross margin improved for the fourth consecutive quarter to 22.4% due to higher revenues, increased DC/DC sales and improved manufacturing efficiencies."
    O'Donnell continued, "Over the past two years, the Company has taken cost reduction actions and set near-term goals to better position Artesyn for a rebound in communications. The goals set for 2003 were to grow revenue, achieve profitability on a quarterly basis, improve liquidity and continue investing in research and development. I am pleased to report that Artesyn met these objectives in 2003. Revenue grew on a sequential quarterly basis and for the year. Additionally, the Company achieved profitability during the fourth quarter while operating at production capacity levels of approximately 75%. The improvement in our operating capacity is a direct result of the restructuring initiatives to consolidate manufacturing operations by moving almost all production to our lower cost China and Hungary plants. Additionally, through continued working capital efficiency gains, Artesyn improved its net cash position and ended the year with positive cash less debt for the first time in more than four years."
    "Finally, during 2003 the Company spent nearly 10% of revenue investing in technology and new products to continue our market leading position in offering customers smaller, faster and more efficient products. Artesyn has already benefited from these investments, as seen from leading edge products like point-of-load (POL) converters. In 2003, POL revenues grew to $40 million from its introduction a little more than two years ago, and we expect nearly 50% growth during 2004 in the eight POL product families we are currently shipping. Other product introductions during the year included the new Typhoon(TM) line of DC/DC converters and our entrance into the Intermediate Bus Converter market -- a new architecture to complement POL technology. During 2003, we launched 105 new standard products and were awarded 77 major design wins totaling nearly $600 million of lifetime revenue."

    2004 Goals and Outlook
    "As we enter 2004, Artesyn's objectives will be to maintain profitability for the fiscal year, grow market share, enter new communication market segments and continue to invest in industry leading technology. With these goals in mind and the continuation of improving industry trends, we expect Artesyn to end the year with revenue growth in the high single- to low double-digit range, maintain steady gross margin improvements and continue solid earnings growth. As a management team, we are confident that Artesyn is poised to continue increasing share in what now appears to be the initial phase of an improving Communications market," concluded Mr. O'Donnell.

    Conference Call Information
    A conference call will be held at 8:30 a.m. (EDT) on today's date to discuss the information in this release. Investors may listen by either calling 800-711-4000 or over the Internet at www.artesyn.com. The web cast will be available for replay immediately following the conference call. For further information on the call, please call the Company at 561-451-1000.

    About Artesyn Technologies, Inc.
    Artesyn Technologies, Inc., headquartered in Boca Raton, FL, is a world leader in designing and manufacturing power conversion solutions for industry-leading OEMs in communications and IT infrastructure markets and is one of the foremost providers of controllers and WAN/protocol software for worldwide telecom and datacom systems and real-time communication applications. The Company has a global sales reach with design and manufacturing facilities in Asia Pacific, Europe and North America. Artesyn is a public company whose common stock is traded on the Nasdaq stock market under the symbol ATSN. For more information about Artesyn Technologies and its products, please visit the Company's web site at www.artesyn.com.

    Use of Non-GAAP Financial Measures
    To supplement the Company's financial statements presented on a GAAP basis, Artesyn uses non-GAAP financial measures to give the reader a clearer picture of Artesyn's current operating performance from management's perspective. These non-GAAP financial measures include EBITDA, net income
(loss) and earnings (loss) per share adjusted to exclude certain costs, and gains and losses it believes are appropriate to enhance the overall understanding of Artesyn's past financial performance. These measures are not recognized for US GAAP financial statement presentation and, as required, reconciliations to GAAP are provided after the written portion of this release.

    Cautionary Statement About Forward-Looking Statements
    This release may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. Readers are cautioned that these forward-looking statements may differ materially from actual future events or results. These risks and uncertainties are identified within Artesyn's periodic filings with the United States Securities and Exchange Commission, specifically the most recent reports on Form 10-K, filed on March 26, 2003, Forms 10-Q, 8-K and other filings. Some of these risk factors include, but are not limited to, fluctuations in end-market demand, risks associated with consolidating our global manufacturing operations and production in foreign locations, ability to meet increasing technology demands, market acceptance of existing and new products, dependence on a relatively small number of customers, dependence on and volatility of foreign sales, the potential for fluctuations in operating results and general technological changes which may render our existing products uncompetitive or obsolete. Any forward-looking statement made in this release is made as of the date of this release and Artesyn assumes no obligation to update any such forward-looking statement. For a more detailed discussion of such risks and uncertainties, the Company strongly encourages you to review such filings, which are readily available at no charge on a number of commercial web sites including www.sec.gov and at www.freeEDGAR.com.

                          Artesyn Technologies, Inc.
                             Financial Highlights
                     (In Thousands Except Per Share Data)
                                 (Unaudited)


                             Thirteen Weeks Ended      Fifty-Two Weeks Ended
                              Dec. 26     Dec. 27      Dec. 26      Dec. 27
                               2003         2002         2003         2002
    Orders                   $106,984      $85,284     $370,881     $331,307
    Sales
      - Power
         Conversion           $87,392      $75,412     $314,412     $318,961
      - Communications
         Products              11,945        7,997       42,459       31,868
              Total           $99,337      $83,409     $356,871     $350,829

    Operating Income (Loss)    $2,706     $(39,841)     $(9,584)   $(120,569)
     Depreciation and
      amortization              5,441        6,424       22,937       26,978
     Goodwill impairment          --           --           --        51,856
    EBITDA                     $8,147     $(33,417)     $13,353     $(41,735)
    Net Income (Loss)          $1,236     $(35,643)    $(15,622)   $(108,822)

    Earnings Per Share Data
       Net income (loss)        $0.03       $(0.93)      $(0.40)      $(2.84)
       Net income (loss)
        excluding charges       $0.04       $(0.15)      $(0.19)      $(0.61)

    Weighted Average Shares
     Outstanding
       Basic                   38,744       38,389       38,678       38,370
       Diluted                 39,522       38,389       38,678       38,370


    Reconciliation of net income (loss) to net income (loss) excluding charges:

                                        Thirteen Weeks Ended
                              December 26, 2003          December 27, 2002
                            Amount    Per Share       Amount    Per Share

    Net income (loss)       $1,236        $0.03    $(35,643)      $(0.93)
    After-tax restructuring
     charges                   505         0.01       14,055         0.37
    After-tax goodwill
     impairment                 --           --        1,078         0.03
    Tax valuation allowance -
     Hungary                    --           --        3,063         0.08
    Excess & obsolete
     inventory charge           --           --       11,315         0.29
    After-tax debt issuance
     cost write-off             --           --          407         0.01
    Net income (loss)
     excluding charges      $1,741        $0.04     $(5,725)      $(0.15)


                                      Fifty-Two Weeks Ended
                              December 26, 2003          December 27, 2002
                            Amount    Per Share       Amount    Per Share

    Net income (loss)    $(15,622)      $(0.40)   $(108,822)      $(2.84)
    After-tax restructuring
     charges                 4,932         0.13       21,044         0.56
    After-tax goodwill
     impairment                 --           --       49,397         1.29
    Tax valuation allowance -
     Hungary                    --           --        3,063         0.08
    Excess & obsolete inventory
     charge                     --           --       11,315         0.29
    After-tax debt issuance
     cost write-off          3,272         0.08          406         0.01
    Net income (loss)
     excluding charges    $(7,418)      $(0.19)    $(23,597)      $(0.61)



                          Artesyn Technologies, Inc.
               Condensed Consolidated Statements of Operations
                     (In Thousands Except Per Share Data)
                                 (Unaudited)


                                         Thirteen Weeks      Fifty-Two Weeks
                                             Ended                Ended
                                      Dec. 26     Dec. 27   Dec. 26   Dec. 27
                                        2003        2002      2003      2002

    Sales                             $99,337     $83,409  $356,871  $350,829
    Cost of Sales                      77,057      86,540   287,617   321,263
          Gross Profit (Loss)          22,280      (3,131)   69,254    29,566

    Operating Expenses
         Selling, general and
          administrative               10,067       9,997    38,898    36,593
         Research and development       8,932       8,942    34,329    34,341
         Impairment of goodwill            --          --        --    51,856
         Restructuring and other
          charges                         575      17,771     5,611    27,345
            Total Operating Expenses   19,574      36,710    78,838   150,135
    Operating Income (Loss)             2,706     (39,841)   (9,584) (120,569)

    Debt Extinguishment Expense            --         558     3,723       558
    Interest Expense, net               1,301       1,272     4,469     6,454

    Income (Loss) Before Income Taxes   1,405     (41,671)  (17,776) (127,581)
    Provision (Benefit) for Income
     Taxes                                169      (6,028)   (2,154)  (18,759)

    Net Income (Loss)                  $1,236    ($35,643) ($15,622) (108,822)

    Net Income (Loss) Per Share
        Basic                           $0.03      ($0.93)   ($0.40)   ($2.84)
        Diluted                         $0.03      ($0.93)   ($0.40)   ($2.84)

    Weighted Average Shares
      Outstanding
        Basic                          38,744      38,389    38,678    38,370
        Diluted                        39,522      38,389    38,678    38,370





                          Artesyn Technologies, Inc.
                    Condensed Consolidated Balance Sheets
                                (In Thousands)
                                 (Unaudited)

                                                December 26,      December 27,
                                                     2003              2002
    ASSETS
    Current Assets
         Cash and equivalents                      $94,215           $65,001
         Accounts receivable, net                   54,196            44,235
         Inventories, net                           44,047            55,588
         Prepaid expenses and other
          current assets                             2,753             1,926
         Deferred income taxes, net                 11,526            16,234
               Total current assets                206,737           182,984

    Property, Plant & Equipment, Net                64,210            78,631

    Other Assets
         Goodwill                                   20,806            18,676
         Deferred income taxes, net                 19,211            18,803
         Other assets                                5,712             4,493
               Total other assets                   45,729            41,972

                      Total Assets                $316,676          $303,587

    LIABILITIES AND SHAREHOLDERS' EQUITY

    Current Liabilities
         Accounts payable                          $47,994           $37,451
         Accrued and other current
          liabilities                               49,224            56,508
               Total current liabilities            97,218            93,959

    Long-Term Liabilities
         Long-term debt and capital
          leases                                        --            23,004
         Convertible subordinated debt              90,000            46,517
         Other long-term liabilities                15,421            16,661
               Total long-term
                liabilities                        105,421            86,182

               Total liabilities                   202,639           180,141

    Shareholders' Equity                           114,037           123,446

         Total Liabilities and
          Shareholders' Equity                    $316,676          $303,587

                             SOURCE  Artesyn Technologies, Inc.
    -0-                  01/27/2004
    /CONTACT: Richard Thompson, Chief Financial Officer, +1-561-451-1000, or Pamela Rembaum, Director, Investor Relations, +1-561-451-1028, both of Artesyn/
    /Web site:  http://www.artesyn.com/
    (ATSN)

CO:  Artesyn Technologies, Inc.
ST:  Florida, New York
IN:  CPR STW TLS
SU:  ERN CCA